Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE THIRD QUARTER
                           ENDED SEPTEMBER 30, 2003

Tontitown, Arkansas, October 27, 2003 P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $2,964,507 or diluted and basic earnings per share of $.26 for the quarter ended September 30, 2003, and $9,828,644 or diluted and basic earnings per share of $.87 for the nine month period then ended. These results compare to net income of $3,957,465 or diluted and basic earnings per share of $.35, and $12,597,067 or diluted and basic earnings per share of $1.20, respectively, for the three and the nine months ended September 30, 2002.

Operating revenues of $74,215,880 were reported for the third quarter of 2003, a 14.1% increase compared to $65,033,997 for the third quarter of 2002. Operating revenues for the nine months ended September 30, 2003 were $219,311,194, a 10.1% increase compared to $199,188,301 for the nine months ended September 30, 2002. Of these increases, $11,601,288 and $29,283,445, respectively, for the three- and nine-month periods ended September 30, 2003, were the result of revenues from entities acquired earlier in the year.

Robert W. Weaver, President of the Company, commented, "In light of the current economic climate, I was generally pleased with our revenue increase for the quarter but not so with the net income. Our driver recruiting results continue to improve and we have successfully manned approximately one half of the unmanned units we had at the close of our second quarter. These gains in manned units were partially offset by a reduced rate per mile that came as a result of a portion of our dedicated business experiencing rate reductions through a bid process and conversion of "local" dedicated business into long haul dedicated service. This bid process occurs from time to time as customers attempt to manage transportation costs in reaction to general economic pressures. The largest increases in expense as a percentage of revenue for the quarter were in the areas of insurance - Workers Compensation and health insurance. In the area of workers compensation we expect that some of the increased expense will be recovered over time in subrogation although we none the less have the expense to record. While these expenses are intensely managed, they have increased as the result of unfavorable claims and rising health care cost in general. We will continue to emphasize claims management in the areas of Worker's Compensation and health insurance to mitigate the current negative trend in insurance losses. Our immediate mission is to continue the recruiting progress for drivers and strive to maintain our current rate of revenue growth while restoring freight rates to more acceptable levels."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Tuesday, October 28, 2003 at 10:00 a.m. CDT (Please note that since the call will begin promptly at 10:00 a.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800) 915-4836. Please ask to be joined to the P.A.M. Transportation Services Third Quarter 2003 Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

P.A.M. Transportation Services, Inc., is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                Nine months ended
                                            September 30,                  September 30,
                                         2003           2002            2003           2002
                                         ----           ----            ----           ----
Operating revenues                   $74,215,880    $65,033,997     $219,311,194   $199,188,301
                                     -----------    -----------     ------------   ------------
Operating expenses:
 Salaries, wages and benefits         30,161,136     27,678,860       89,367,660     87,666,148
 Operating supplies                   14,287,278     13,438,346       41,158,312     38,516,822
 Rent/purchased transportation         9,276,302      1,910,491       25,867,243      7,584,483
 Depreciation/amortization             6,589,433      6,700,720       19,194,260     17,676,038
 Operating taxes and licenses          3,686,289      3,356,039       10,890,090     10,200,197
 Insurance and claims                  3,088,555      2,558,969       10,219,835      9,504,928
 Communications and utilities            624,225        444,276        1,860,526      1,703,542
 Other                                 1,171,804      1,925,501        3,381,024      3,527,197
 Loss on disposition of equipment         14,288         47,949           41,812         95,564
                                     -----------    -----------     ------------   ------------
Total operating expenses              68,899,310     58,061,151      201,980,761    176,474,919

Operating income                       5,316,570      6,972,846       17,330,433     22,713,382

Other income/(expense):
 Interest expense                       (375,373)      (377,070)      (1,059,568)    (1,718,270)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (375,373)      (377,070)      (1,059,568)    (1,718,270)
                                     -----------    -----------     ------------   ------------
Income before income taxes             4,941,197      6,595,776       16,270,864     20,995,112
Provision for income taxes             1,976,690      2,638,311        6,442,220      8,398,045
                                     -----------    -----------     ------------   ------------
Net income                           $ 2,964,507    $ 3,957,465     $  9,828,644   $ 12,597,067
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.26          $0.35            $0.87          $1.20
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,326,610     11,306,778       11,330,528     10,514,705
                                     ===========    ===========     ============   ============

                                            Quarter ended                Nine months ended
                                            September 30,                  September 30,
Truckload Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total miles                           59,691,172     56,380,426      175,816,877    172,363,393
Empty miles factor                          4.62%          4.34%            4.52%          4.33%
Revenue per total mile                     $1.07          $1.12            $1.08          $1.11
Total loads                               77,946         72,717          232,517        228,764
Revenue per truck per work day              $575           $598             $558           $592
Average company trucks                     1,742          1,619            1,703          1,595
Average owner operator trucks                112            136              122            139


                                            Quarter ended                Nine months ended
                                            September 30,                  September 30,
Logistics Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total revenue                        $10,282,490    $ 2,101,990      $28,961,542    $ 8,170,868
Operating income                        $553,606       $(18,440)      $1,615,772        $79,496
